                                                                    EXHIBIT 10.8


[LETTERHEAD]




Alcan Deutschland GmbH  .  Postf. 5149  .  D-65726 Eschborn


Registered Mail

Alcan Aluminium Limited
c/o Mr. Jocelyn Gagne
1188 Sherbrooke Street West
Montreal, Quebec
Canada H3A 3G2


                                                                   27. Juni 2001


ALUMINA RAW MATERIALS CONTRACT NO. DEUISAALAAL9801

The above raw material supply contract was signed by Alcan Deutschland GmbH on 8 June 1998 and contains an option for extension until May ***, provided Alcan Deutschland GmbH declares such option on or before 30 June ***.

We have now decided to extend our tolling agreement with Aluminium Essen GmbH and, consequently, wish to declare our option for continuous supplies of Aughinish alumina until including May ***.

Please countersign and return one original of this letter to this office.

ALCAN DEUTSCHLAND GMBH



/s/ Robert Ball
--------------------------
Robert Ball

ALCAN ALUMINIUM LIMITED




Montreal, /s/ Jocelyn Gagne


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Alcan Aluminium Limited
1188 Sherbrooke Street West, Montreal, Quebec, Canada H3A 3G2

Tel:   (514) 848-8000
Fax:   (514) 848-8115
Cable: Alcan


(ALCAN LOGO)

Alcan Aluminium Limitee
1188, rue Sherbrooke Ouest, Montreal, Quebec, Canada H3A 3G2

Tel:    (514) 848-8000
Telec.: (514) 848-8115
Cable:  Alcan


                       RAW MATERIALS GROUP SALES CONTRACT
--------------------------------------------------------------------------------

DATE: 22 May 1998                                CONTRACT N.:
                                                 DEUISAALAAL9801


PARTIES:  Alcan Deutschland GmbH                 Alcan Aluminium Limited (Alcan)
          Kolner Strasse 8                       1188 Sherbrooke Street West
          65780 Eschborn, Germany                Montreal, Quebec
                                                 Canada H3A 3G2
          Attention: Mr. Klaus Oertel            Attention: Mr. David Salt



SPECIAL TERMS:


SELLER:             Alcan Aluminium Limited hereinafter referred to as AAL

BUYER:              Alcan Deutschland GmbH hereinafter referred to as AD



DURATION:           Effective June 1, 1998 through to and including May ***. AD has the option to extend the agreement for an additional
                    *** years (Years June *** through to and including May ***) which must be declared by Alcan no later that 30 June ***.

PRODUCT: Sandy metallurgical grade standard calcined alumina in conformity with the respective refinery's standard grade specifications, preferably Aughinish, Ireland. Other origins following the approval of suitability at the Essen smelter.

QUANTITY Seller shall sell and Buyer shall purchase from Seller in each contract year during the term of this Agreement, the following quantities of alumina plus or minus five (5) percent for shipping purposes: Year 1998 - *** METRIC TONS and *** METRIC TONS each year, for years *** through to and including ***. January to May *** - *** MT.

PRICE: Group Alumina Administration System (GAAS) price plus freight and insurance

TERMS OF PAYMENT:   No later than 30 days after bill of lading date via wire
                    transfer in U.S. funds.


TERMS OF SHIPMENT:  CIF DDP Aluminium Essen's own berth in Essen, Germany in river barges

SHIPPING SCHEDULE:  First delivery of the alumina latest 1 June 1998 and after that be spread evenly throughout the duration of the agreement


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                    CONTRACT No: DEUISAALAAL9801

                                   Page No. 2


LOADING TERMS: DDP Aluminium Essen's own berth in Essen, Germany in river barges

OTHER:         All duties paid.

               Clause 3 of the attached Alumina Standard Conditions of Sale -- Not applicable


               Alcan Deutschland GmbH remains the owner of the alumina delivered until it takes delivery of respective volume of sheet ingot/remelt ingot.




THE ATTACHED STANDARD TERMS AND CONDITIONS AND ANNEX A ARE PART OF THIS
CONTRACT.




     Agreed and Accepted                              Agreed and Accepted




By: /s/ Jean Grenon                               By: /s/ Michel Jacques
------------------------------                    ------------------------------

Dated:  25/5/98                                   Dated:  08/06/98
------------------------------                    ------------------------------


For: Alcan Aluminium Limited                      For:  Alcan Deutschland GmbH

                                                  /s/ Klaus Harald Oertel
                                                            8.6.98

                      ALUMINA STANDARD CONDITIONS OF SALE

1. ENTIRE AGREEMENT - Orders are accepted and material is delivered only subject to these Standard Conditions of Sale. Unless expressly set forth herein or in another document signed by an authorized representative of the Seller, any qualifications of these Conditions or anything contrary to or inconsistent with any of these Conditions must be deemed to be and will be treated as inapplicable and of no effect. The Seller hereby objects to any additional terms. No modifications of these Conditions shall be binding upon the parties unless made in writing and signed by the Seller and the Buyer. This Sales Order and these Standard Conditions of Sale constitute the whole contract (hereinafter referred to as "Contract") between the Seller and the Buyer for the sale and purchase of the material designated on the front hereof, Buyer shall be subject to the Conditions of Seller's designated Supplier (hereinafter referred to as "Supplier") which are expressly provided in this Contract including the Annexes attached hereto.

2. PRICE - The Price of the material shall be the price noted on the front hereof inclusive of penalty and bonus provisions.

3. SHIPMENT AND LOADING OF MATERIAL - The material shall be loaded according to the attached loading regulations of Port of Loading in Annex C which loading regulations may be amended from time to time by Seller. Seller shall not be liable for any loss or damage resulting directly or indirectly from any delay in shipment.

4. TITLE AND RISK - The material is to be shipped on ocean going vessels FOB Port of loading or CIF Named Port of Destination herein referred to as "Port of Loading" of Port of Destination as the case may be shown on the front hereof. Such Terms of shipment shall be interpreted in accordance with the rules set forth in the latest published edition of INCOTERMS International Rules for the Interpretation of Trade Terms subject to the following:

     a) When the terms are FOB Port of Loading and the vessel has been arranged on "Free in" terms all loading costs will be for the Buyer's account.

     b) When the terms are C.I.F. (a named Port of Destination), unless otherwise agreed in writing, the price includes freight and marine insurance cover on F.P.A. terms. When requested to do so by the Buyer, the Seller will provide, at the Buyer's expense, war risk insurance or other special cover, if procurable.

     Unless otherwise provided in the Terms of Shipment shown on the front hereof, title of the material shall pass from Seller to Buyer at the same time as the risk of loss or damage to the material.

5. INSURANCE - Buyer shall make arrangements, at its own expense for insurance coverage with a first class Insurer against loss, liability and damage with respect to each shipment of material, immediately after the material clears the vessel's rail at Port of Loading.

6. TERMS OF PAYMENT - Unless expressly set forth on the front hereof or otherwise agreed in writing the terms of payment for all shipments made hereunder will be thirty (30) days from date of invoice. Failure by Buyer to pay within this delay shall have the effect of placing it in default. Seller will be entitled to charge interest on any overdue amounts (as well as on any judgment for the same) at the rate of 1.5% per month (18% per annum), such interest to be calculated from the due date for payment on a daily basis. Notwithstanding the foregoing, Seller shall be entitled to refuse, modify or withdraw extension or credit to Buyer.

7. SPECIFICATIONS - The material shall conform to the Seller's specifications attached in Annex A and which may be amended from time to time by Seller.

8. WEIGHT - The weight of each cargo shall be the Bill of Lading weight determined by draft survey carried out by a qualified and competent marine surveyor appointed by Seller using "Ship's Displacement" method at the time of the vessel's loading. The draft survey report shall be conclusive evidence of the weight of Alumina delivered. Buyer shall, at its own risk and expense, have the right to have a representative present at such weight determination.

     Seller shall, at its own cost and expense, deliver to Buyer, the draft survey report referred to above as soon as practicable.

9. SAMPLING OF MATERIALS AND QUALITY ANALYSIS - The sampling and quality analysis procedure of the material shall be that which is in effect between Seller and the Supplier and is available upon Buyer's request. Portions of material for analysis shall be provided to Buyer.

10. WARRANTY - Seller warrants that the material will conform to the description thereof set forth in this Contract. THIS WARRANTY IS IN SUBSTITUTION FOR AND EXCLUDES ALL EXPRESSED OR IMPLIED CONDITIONS, WARRANTIES OR LIABILITIES OF ANY KIND RELATING TO THE MATERIAL SOLD WHETHER AS TO FITNESS FOR USE AND MERCHANTABILITY OR OTHERWISE AND WHETHER ARISING UNDER STATUTE, IN CIVIL LIABILITY, BY IMPLICATION OF LAW OR OTHERWISE AND, IN PARTICULAR, ALSO EXCLUDES ANY CONDITIONS, WARRANTY OR GUARANTEE TO THE EFFECT THAT THE MATERIAL TO BE DELIVERED HEREUNDER IS SUITABLE FOR USE UNDER ANY SPECIFIC CONDITIONS OR FOR ANY SPECIFIC PURPOSE ALTHOUGH SUCH CONDITIONS.

11. Breach of WARRANTY - The Buyer shall not have any right to assert any claim against the Seller that any material delivered hereunder is not as described in Annex A hereof unless the Seller is notified of the claim within thirty (30) days from the date of shipment, and then only after the Seller has inspected such material and accepted that there is a basis for the claim. Should any such material be found not as so described, the Seller will, at its option, pay reasonable cost of the material delivered to Seller, or supply new material, but, to the fullest extent permitted under applicable law, Seller shall not be otherwise liable in connection therewith in particular, Seller will not be liable for damages, consequential, incidental, indirect or otherwise, resulting from the delivery of material which is not as so described, or from the use made by the Buyer or others of the material delivered or from any other cause whatsoever.

     Every right, exemption from liability and defense of whatever nature to which the Seller is entitled hereunder shall extend to protect every employee or agent of the Seller, and for this purpose the Seller shall be deemed to be acting as agent or trustee on behalf of its employees and agents.

12. CANCELLATION & DEFAULT - In the event that Buyer cancels all or part of an order, Buyer shall on demand pay Seller as liquidated damages the full purchase price for such material. In the event that the Buyer is in default in respect of this or any other contract with the Seller, then the Seller may give written or telefaxed notice to the Buyer of its intention to suspend shipment under this Contract for a period of thirty (30) days; if within that period, the Buyer has not rectified all such defaults then the Seller may, by further notice to the Buyer, cancel this Contract or the balance thereof immediately without prejudice to claims for payment in respect of material already shipped or ready for shipment.

13. FORCE MAJEURE - A) The Seller shall not be liable for any delay in the fulfilment of or failure to fulfil this Contract for any cause affecting Alcan or its Supplier of the material for the present sale and not reasonably within the control of Alcan or its Supplier (including without limitation any act of God, shortage of water, energy or other raw materials supplies, lock-out or strike or other labour trouble, whether or not the demands of labour are within the ability of Alcan or its Supplier to meet: war or insurrection or other civil disruption, compliance with any allocation program in effect pursuant to Government direction or request or instituted in cooperation with any Government authority). If by reason of any such cause, the availability to Alcan of the kind of material covered by this Contract is in the judgment of the Seller adversely affected, Seller shall have the right but not the obligation to reduce or suspend to the extent necessary in the Seller's judgment to allocate in an equitable manner the supplies of such material (whether then available to Alcan or received from any other source of supply) amongst Alcan's customers (including the Buyer, new customers and the Seller's own divisions or its subsidiaries or affiliates or other related companies, and whether or not a contract is in effect between Alcan and any such customer). B) However nothing shall require the Seller to increase its purchase from any of its existing sources of supply of material of the kind covered by this Contract
     - nor to seek alternative sources of supply for the same - in order to replace supplies so affected. C) Any material covered by this Contract not shipped when due for any cause hereinbefore mentioned may be cancelled either by the Buyer upon payment of the Seller's cancellation charge (if any is provided in the price noted on the front hereof) or by the Seller. In this paragraph "Alcan" shall mean and include the Seller and any division or subsidiary or affiliate or other related company of the Seller.

14. SHIPPING TOLERANCES - Except as otherwise provided on the front hereof, each shipment shall be subject to a shipping quantity tolerance shown on the front hereof.

15. TAXES - Unless otherwise stated herein (and if applicable), the Seller's prices do not include sales, use, excise, export or similar taxes or duties. Consequently, in addition to the prices quoted, Buyer shall pay to the Seller the amount of all present or future sales, use, excise, export or similar taxes or duties which the Seller is required to pay or to collect in connection with this Order. In the event that the contracted price is stated to be inclusive of any given tax or duty, Buyer shall pay to the Seller any excess amount which the Seller is required to pay to collect by virtue of a change in the rate or application of such tax or duty.

16. WAIVERS, PARAGRAPH HEADINGS - A waiver by one party of any provision of this Contract or of any default hereof by the other party shall not constitute a waiver of any subsequent default, nor of any other provision. Paragraph headings are for convenience of reference and do not form a part of this Contract.

17. ASSIGNMENT - This Contract shall bind the respective successors and assigns of the parties hereto, but neither party's rights or obligations hereunder may be assigned without the other's prior written consent except to his subsidiary or affiliated corporation, provided that such assignment shall not relieve the assignor of its obligation hereunder. Any such assignment without written consent shall be void.

18. APPLICABLE LAW - The Contract shall be governed by and construed in accordance with the law of the Province of Quebec, Canada. The provisions of the United Nations Convention on Contracts for the International State of Goods adopted at Vienna, Austria on 11 April 1980 shall, unless otherwise agreed by Seller in writing, be inapplicable.